ATTACHMENT A
  To the Amended and Restated Mutual Fund Custody Agreement dated July 2, 2001
         Between The Victory Portfolios and KeyBank National Association


1.    Balanced Fund, Classes A, C and R Shares
2.    Convertible Fund, Class A Shares
3.    Diversified Stock Fund, Classes A, C and R Shares
4.    Established Value Fund, Classes A, C and R Shares
5.    Growth Fund, Classes A, C and R Shares
6.    Federal Money Market Fund, Investor and Select Shares
7.    Financial Reserves Fund, Class A Shares
8.    Focused Growth Fund, Class A, C and R Shares
9.    Fund for Income, Classes A, C and R Shares
10.   Gradison Government Reserves Fund, Trust, Select and Class C Shares
11.   Institutional Money Market Fund, Investor and Select Shares
12.   Intermediate Income Fund, Class A Shares
13.   National Municipal Bond Fund, Class A Shares
14.   New York Municipal Bond Fund, Class A Shares
15.   Ohio Municipal Bond Fund, Class A Shares
16.   Ohio Municipal Money Market Fund, Class A Shares
17.   Prime Obligations Fund, Class A Shares
18.   Real Estate Fund, Classes A, C and R Shares
19.   Small Company Opportunity Fund, Classes A, C and R Shares
20.   Special Value Fund, Classes A, C and R Shares
21.   Stock Index Fund, Classes A and R Shares
22.   Tax-Free Money Market Fund, Class A Shares
23.   Value Fund, Classes A, C and R Shares

As of December 10, 2003.